EX-99.B12.(B)



                        THE TOCQUEVILLE ASIA-PACIFIC FUND
                      AUDITED FINANCIAL STATEMENTS FOR THE
                          PERIOD ENDED OCTOBER 31, 1995

                       THE TOCQUEVILLE ASIA-PACIFIC FUND


--------------------------------------------------------------------------------
DEAR FELLOW SHAREHOLDERS:

  For the fiscal year ending October 31st 1995, the Class A net asset value per share of the Tocqueville Asia-Pacific Fund declined 11.63%, vs. a decline of 11.21% for the Morgan Stanley Pacific Index. We remain concerned about the po-tential for economic and political upheaval in the region and, as a result, we have had a significant part of the portfolio in cash reserves and in invest-ments in Australia and New Zealand (including the shares of gold mining compa-nies).

  While the recession in Japan seems to have reached a bottom, the risk of af-tershocks remains in both the financial sector and in the political arena, as the forced transformation of the economy threatens the traditional pillars of the Japanese society.

  For the rest of the region, the great uncertainty lies in the change of lead-ership in China at a time when the imbalance in the country's growth may become a factor of internal tensions, and when foreign pressures on China to abide by international trade laws is also a source of friction. An interruption of in-vestment flows into the mainland, as a result of either internal unrest or ex-ternal tensions, would likely cause a sudden reduction in Chinese economic ac-tivity that would significantly affect the region's other economies. Furthermore, most of the tigers are still quite vulnerable to a possible reces-sion in the United States as well. In a region where financial markets are characterized by very long-term hopes and very short-term trading, prudence to-ward the high-growth economies of the region still seems to be warranted.

  The growth potential of the region remains awesome, however, and we continue to look for ways to invest in companies that appear capable of surviving through these short-term vagaries. We feel that, since temporary crises--polit-ical and financial--are inevitable in coming years, they will give us desirable entry points to establish long-term positions in companies offering a unique combination of high growth potential and reasonable valuations.

  In the meantime, we will maintain a fairly cautious approach, with ample cash reserves and a good part of our portfolio in the more stable, slower-growing economies of the region.

Francois Sicart
Portfolio Manager

--------------------------------------------------------------------------------
  This report is not authorized for distribution to prospective investors un-less preceded or accompanied by a currently effective prospectus of The Tocqueville Trust.

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                                  [MAC CHART]



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                                       2

                       THE TOCQUEVILLE ASIA-PACIFIC FUND

                         SELECTED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

                                            CLASS A
                          -------------------------------------------------------
                          YEAR ENDED OCTOBER 31,                  PERIOD FROM
                          ---------------------------------    NOVEMBER 12, 1991
                           1995         1994         1993     TO OCTOBER 31, 1992
                          -------      -------      -------   -------------------
PER SHARE OPERATING
PERFORMANCE
(FOR A SHARE OUTSTANDING
THROUGHOUT THE PERIOD)    -------      -------      -------   -------------------
Net asset value,
 beginning of period....  $ 12.16      $ 11.26      $ 10.50         $10.00
                          -------      -------      -------         ------
Income from investment
 operations:
Net investment loss.....    (0.01)(a)    (0.05)(b)    (0.21)         (0.07)(c)
Net realized and
 unrealized gain (loss).    (1.39)        1.45         1.62           0.57
                          -------      -------      -------         ------
Total from investment
 operations.............    (1.40)        1.40         1.41           0.50
                          -------      -------      -------         ------
Less distributions
Dividends from net
 investment income......     0.00         0.00         0.00           0.00
Distributions from net
 realized gains.........    (1.69)       (0.50)       (0.65)         (0.00)
                          -------      -------      -------         ------
Total distributions.....    (1.69)       (0.50)       (0.65)         (0.00)
                          -------      -------      -------         ------
Change in net asset
 value for the period...    (3.09)        0.90         0.76           0.50
                          -------      -------      -------         ------
Net asset value, end of
 period.................  $  9.07      $ 12.16      $ 11.26         $10.50
                          =======      =======      =======         ======
Total Return(d).........   (11.63%)      12.81%       15.00%          5.00%
Ratios/supplemental data
Net assets, end of
 period (000)...........  $ 4,686      $ 5,187       $3,886         $1,898
Ratio to average net
 assets of:
 Expenses...............     3.55% (a)    2.82% (b)    4.63%          4.90% (c)*
 Net investment income..    (0.26%)(a)   (0.87%)(b)   (2.42%)        (0.73%)(c)*
Portfolio turnover rate.      106%         168%         216%           101%

                                                                   CLASS B
                                                             -------------------
                                                                 PERIOD FROM
                                                               AUGUST 14, 1995
                                                             TO OCTOBER 31, 1994
                                                             -------------------
Net asset value, beginning of period........................       $ 9.35
                                                                   ------
Income from investment operations:
Net investment income.......................................         0.00
Net realized and unrealized loss............................        (0.32)
                                                                   ------
Total from investment operations............................        (0.32)
                                                                   ------
Net asset value, end of period..............................       $ 9.03
                                                                   ======
Total Return(e).............................................        (3.42%)
Ratios/supplemental data
Net assets, end of period...................................         $193
Ratio to average net assets of:
 Expenses...................................................          --
 Net investment income......................................          --

--------
(a)Net of fees waived amounting to 1.27% of average net assets for the year ended October 31, 1995.
(b)Net of fees waived amounting to 1.00% of average net assets for the year ended October 31, 1994.
(c)Net of fees waived amounting to 0.28% of average net assets for the period ended October 31, 1992.
(d)Does not include maximum sales load of 4%.
(e)Does not include contingent deferred sales charge. Not annualized.
 *Annualized.

                       THE TOCQUEVILLE ASIA-PACIFIC FUND

                       INVESTMENTS AS OF OCTOBER 31, 1995

--------------------------------------------------------------------------------

                                                  US$
                                                 Market      % of
COMMON STOCKS--80.75%                  Shares    Value    Net Assets
--------------------------------------------------------------------
AUSTRALIA--30.85%
Acacia Resources(a)                     30,000 $   49,135    1.05%
Ampolex Ltd.(a)                         60,000    118,839    2.53%
Posgold Ltd.                            50,000     86,082    1.84%
Aurora Gold(a)                         100,000    114,268    2.44%
Crown Ltd.(a)                           75,000    104,556    2.23%
Delta Gold NL(a)                        80,000    171,860    3.67%
Dominion Mining(a)                     500,000    110,459    2.36%
Emperor Mines Ltd.(a)                   22,000     33,351    0.71%
Gold Mines of Kalgoorlie                50,000     39,994    0.85%
MIM Holdings, Ltd.                      30,000     40,451    0.86%
North Ltd.                              50,000    140,931    3.01%
QNI Limited                             35,000     67,190    1.43%
Resolute Samantha                       58,571    112,885    2.41%
Golden Shamrock(a)                     100,000     54,849    1.17%
Woodside Petroleum                      40,000    191,666    4.09%
Deutsche Bank Australia Ltd., Wts.(a)   11,000      9,385    0.20%
--------------------------------------------------------------------
                                                1,445,901   30.85%
--------------------------------------------------------------------
HONG KONG--11.38%
ASM Pacific Tech.                      150,000    141,625    3.02%
QPL International                      271,000    185,768    3.96%
World Houseware                        720,000    128,510    2.74%
Yip's Hang Cheung                      500,000     77,603    1.66%
--------------------------------------------------------------------
                                                  533,506   11.38%
--------------------------------------------------------------------
MALAYSIA--7.84%
ACP Industries                          25,000    100,354    2.14%
Cycle & Carr Bin                        15,000     61,983    1.32%
Hock Hua Bank Bhd.(a)                   25,000     73,790    1.58%
Road Builder                            29,000     89,591    1.91%
Diperdana Corp. Berhad(a)               15,000     33,943    0.72%
Tongkah Holdings Bhd.                   25,000      7,969    0.17%
--------------------------------------------------------------------
                                                  367,630    7.84%
--------------------------------------------------------------------
NEW ZEALAND--20.97%
Brierley Invmt. Ltd.                   150,000    116,839    2.49%
Carter Holt Harvey                      50,000    119,480    2.55%
CDL Hotels NZ Ltd.(a)                  350,000    147,865    3.16%
Fisher & Paykel                         70,400    230,035    4.91%
Fletcher Challenge                     100,000    264,704    5.65%
Telecom Corp. of NZ                     25,000    103,802    2.21%
--------------------------------------------------------------------
                                                  982,725   20.97%
--------------------------------------------------------------------
SINGAPORE--8.62%
Far East Levingston                     25,000    107,926    2.31%
United Overseas Bank                    10,000     87,757    1.87%
Hong Kong Land Hldgs.                   75,000    135,000    2.88%
Jardine Matheson                        12,000     73,200    1.56%
--------------------------------------------------------------------
                                                  403,883    8.62%
--------------------------------------------------------------------

(a) Non-income producing security.
See Notes to Financial Statements.

                                                         US$
                                                        Market       % of
COMMON STOCKS (CONTINUED)                    Shares     Value     Net Assets
----------------------------------------------------------------------------
THAILAND--1.09%
National Finance & Sec., Wts.(a)                3,000 $        0     0.00%
Siam City Bank PLC                             40,000     50,864     1.09%
Siam City Bank Rights(a)                          235          0     0.00%
Siam City Bank Rights(a)                          296          0     0.00%
----------------------------------------------------------------------------
                                                          50,864     1.09%
----------------------------------------------------------------------------
Total Common Stocks
 (Cost $3,825,540)                                    $3,784,509
----------------------------------------------------------------------------
SHORT-TERM                                  Principal
 INVESTMENTS--19.74%                         Amount
----------------------------------------------------------------------------
Repurchase Agreement,
 State Street Bank & Trust Co., 2.5% dated
 10/31/95, due 11/01/95 (Collateralized by
 U.S. Treasury Notes valued at $944,292.
 Repurchase proceeds of $925,064.)           $925,000 $  925,000    19.74%
----------------------------------------------------------------------------
TOTAL INVESTMENTS
 (COST $4,750,540)--100.49%                            4,709,509
OTHER ASSETS & LIABILITIES,
 NET--(0.49)%                                            (22,816)
----------------------------------------------------------------------------
TOTAL NET ASSETS--100.0%                              $4,686,693
                                                      ----------

                       THE TOCQUEVILLE ASIA-PACIFIC FUND

                      STATEMENT OF ASSETS AND LIABILITIES

                                October 31, 1995
--------------------------------------------------------------------------------

ASSETS
Investments, at value (identified cost $4,750,540)               $4,709,509
Cash                                                                    584
Cash, foreign currencies                                              7,717
Dividends and interest receivable                                    14,530
Other assets                                                          2,923
                                                                 ----------
                                                                 $4,735,263
                                                                 ----------
LIABILITIES
Accrued investment adviser's fee                                        --
Accrued distribution fee                                                --
Accrued expenses and other                                           48,570
                                                                 ----------
                                                                     48,570
                                                                 ----------
NET ASSETS                                                       $4,686,693
                                                                 ----------
At October 31, 1995 net assets consisted of:
Capital paid in                                                  $5,079,332
Accumulated net realized loss                                      (351,630)
Net unrealized depreciation                                         (41,009)
                                                                 ----------
                                                                 $4,686,693
                                                                 ----------
CLASS A
NET ASSET VALUE PER SHARE ($4,686,500 / 516,440 shares
 outstanding)                                                         $9.07
                                                                      -----
Maximum offering price ($9.07 / 96%)                                  $9.45
                                                                      -----
CLASS B
NET ASSET VALUE PER SHARE AND MAXIMUM OFFERING PRICE ($193 / 21
 shares outstanding)                                                  $9.03
                                                                      -----

See Notes to Financial Statements.

                       THE TOCQUEVILLE ASIA-PACIFIC FUND

                            STATEMENT OF OPERATIONS

                          Year Ended October 31, 1995
--------------------------------------------------------------------------------

INVESTMENT INCOME
Dividends (net of $8,853 foreign taxes withheld)               $  91,582
Interest                                                          68,145
                                                               ---------
                                                                 159,727
                                                               ---------
EXPENSES
Investment adviser's fee (Note 2)                                 48,530
Custodian and fund accounting                                     71,590
Transfer agent and shareholder services                           21,755
Audit                                                             14,600
Legal                                                             34,557
Distribution (Note 4)
 Class A                                                          12,133
 Class B                                                             --
Administration (Note 4)                                              979
Printing                                                           3,650
Registration                                                      12,775
Trustees fee                                                       1,825
Amortization of organization expenses                              2,795
Fidelity bond                                                      2,333
Other                                                              6,612
                                                               ---------
 Total expenses                                                  234,134
Less: fees waived (Notes 2 and 4)                                (61,642)
                                                               ---------
 Net expenses                                                    172,492
                                                               ---------
  NET INVESTMENT LOSS                                            (12,765)
                                                               ---------
NET REALIZED AND UNREALIZED GAIN (LOSS)
Net realized loss on:
  Investments                                                   (351,630)
  Foreign currency transactions                                   (3,569)
                                                               ---------
                                                                (355,199)
                                                               ---------
Net unrealized depreciation on:
  Investments                                                   (204,604)
  Foreign currency translation of other assets and liabilities    (4,376)
                                                               ---------
                                                                (208,980)
                                                               ---------
  Net loss on investments                                       (564,179)
                                                               ---------
Net decrease in net assets resulting from operations           $(576,944)
                                                               ---------

See Notes to Financial Statements.

                       THE TOCQUEVILLE ASIA-PACIFIC FUND

                      STATEMENTS OF CHANGES IN NET ASSETS

                     Years ended October 31, 1995 and 1994
--------------------------------------------------------------------------------

                                                         1995        1994
                                                      ----------  ----------
INCREASE (DECREASE) IN NET ASSETS
Operations
 Net investment loss                                  $  (12,765) $  (38,984)
 Net realized gain (loss)                               (355,199)    757,775
 Net unrealized depreciation                            (208,980)   (181,778)
                                                      ----------  ----------
  Net increase (decrease) resulting from operations     (576,944)    537,013
Distributions to shareholders from net realized gain
 on investments:
 Class A                                                (720,093)   (172,782)
 Class B                                                     --          --
Fund share transactions (Note 4)
 Class A                                                 796,982     936,375
 Class B                                                     200         --
                                                      ----------  ----------
  Net increase (decrease) in net assets                 (499,855)  1,300,606
NET ASSETS
 Beginning of year                                     5,186,548   3,885,942
                                                      ----------  ----------
 End of year                                          $4,686,693  $5,186,548
                                                      ----------  ----------

See Notes to Financial Statements.

                       THE TOCQUEVILLE ASIA-PACIFIC FUND

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
NOTE 1

  The Tocqueville Trust (the "Trust") was organized as a Massachusetts business trust registered under the Investment Company Act of 1940 as amended, as a di-versified, open-end management investment company. The Trust consists of five separate Funds: The Tocqueville Fund, The Tocqueville Asia-Pacific Fund, The Tocqueville Small Cap Value Fund, The Tocqueville Europe Fund and The Tocqueville Government Fund (the "Funds"). The following is a summary of sig-nificant accounting principles followed by the Trust in the preparation of its financial statements.

--------------------------------------------------------------------------------
SECURITY VALUATION

  Investments in securities, including foreign securities, traded on an ex-change or quoted on the over-the-counter market are valued at the last sale price or, if no sale occurred during the day, at the mean between closing bid and asked prices, as last reported by a pricing service approved by the Trust-ees. When market quotations are not readily available, or when restricted secu-rities or other assets are being valued, such assets are valued at fair value as determined in good faith by or under procedures established by the Trustees. Short-term investments are stated at cost which, together with accrued inter-est, approximates market value.

--------------------------------------------------------------------------------
FEDERAL INCOME TAX

  It is the Trust's policy to comply with the provisions of the Internal Reve-nue Code ("Code") applicable to regulated investment companies and to distrib-ute all of its taxable income to its shareholders. It is also the Trust's in-tention to distribute amounts sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no federal income or excise tax pro-vision is required.

--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION

  Investments and other assets and liabilities denominated in foreign curren-cies are translated to U.S. dollars at the prevailing rates of exchange. The Tocqueville Asia-Pacific Fund is engaged in transactions in securities denomi-nated in foreign currencies and, as a result, enters into foreign exchange con-tracts. The Fund is exposed to additional market risk as a result of changes in the value of the underlying currency in relation to the U.S. dollar. The value of foreign currency contracts are "marked to market" on a daily basis, which reflects the change in the market value of the contract at the close of each day's trading, resulting in daily unrealized gains and/or losses. When the con-tracts are closed, the Fund recognizes a realized gain or loss.

  The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

  Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the differences between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at the end of the fiscal period, resulting from changes in the exchange rates.

-------------------------------------------------------------------------------
OTHER

  Security transactions are accounted for on the trade date, the date the or-der to buy or sell is executed. Dividend income is recognized on the ex-divi-dend date or at the time the Fund becomes aware, whichever is earlier. Inter-est income is recognized on the accrual basis and market discount is accounted for on a straight-line basis from settlement date. The Trust uses the first-in, first-out method for determining realized gain or loss on investments sold for both financial reporting and federal tax purposes. Distributions to share-holders are recorded on the ex-dividend date. Expenses incurred by the Trust not specifically identified to a fund are allocated on a basis relative to the size of each fund's daily net asset value. It is the Fund's policy to take possession of securities as collateral under repurchase agreements and to de-termine on a daily basis that the value of such securities are sufficient to cover the value of the repurchase agreements.

-------------------------------------------------------------------------------
NOTE 2

  Tocqueville Asset Management L.P. ("Tocqueville"), is the investment adviser to the Trust under an Investment Advisory Agreement approved by shareholders on February 26, 1990. For its services, Tocqueville receives a fee from the Fund, payable monthly, at an annual rate of 1.00% on the first $50 million of its average daily net assets, .75% of the next $50 million of average daily net assets, and .65% of average daily net assets in excess of $100 million.

  Certain states in which shares of the Trust are qualified for sale impose limitations on the expenses of the Trust. The Advisory Agreement provides that if, in any fiscal year, the total expenses of the Trust (excluding taxes, in-terest, extraordinary expenses and the distribution fee but including the Ad-viser's fee) exceed the expense limitation applicable to the Trust imposed by the securities regulations of any state in which it is registered to sell shares, Tocqueville will pay or reimburse the Trust for that excess up to the amount of its fee. The most restrictive limitation currently applicable (ex-cluding the items described above) limits a fund to 2.5% of the Trust's first $30,000,000 of average daily net assets, 2% of the next $70,000,000, and 1.5% of the Trust's average daily net assets over $100,000,000. The Adviser waived its management advisory fee for the year ended October 31, 1995, aggregating $48,530, due to this limitation.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
NOTE 3

  Effective August 14, 1995 the Fund offered two classes of shares: Class A and Class B shares. Shares of each class are identical except for the initial sales load on Class A shares, a contingent deferred sales charge on Class B shares, distribution fees, and voting rights on matters effecting a single class. All Fund shares outstanding before August 14, 1995 were designated as Class A shares. At October 31, 1995, there were an unlimited number of shares of beneficial interest authorized ($0.01 par value). Transactions in the Fund's shares were:

                                                    CLASS A
                                     -----------------------------------------
                                         YEAR ENDED            YEAR ENDED
                                      OCTOBER 31, 1995      OCTOBER 31, 1994
                                     --------------------  -------------------
                                      SHARES     AMOUNT    SHARES     AMOUNT
                                     --------  ----------  -------  ----------
      Shares sold                     140,708  $1,243,264  130,489  $1,511,830
      Shares issued on reinvestment
       of distributions                50,479     461,895    8,785      98,299
      Shares redeemed                (101,157)   (908,177) (58,064)   (673,754)
                                     --------  ----------  -------  ----------
      Net increase                     90,030    $786,982   81,210    $936,375
                                     --------  ----------  -------  ----------

                                                      CLASS B
                                               ----------------------
                                                    PERIOD FROM
                                                   AUGUST 14, 1995
                                                TO OCTOBER 31, 1995
                                               ----------------------
                                                SHARES      AMOUNT
                                               ---------   ----------
      Shares sold                               21         $200
      Shares redeemed                           --           --
                                               ---------   ----------
      Net increase                              21         $200
                                               ---------   ----------

-------------------------------------------------------------------------------
NOTE 4

  Tocqueville Securities L.P. (the "Distributor") acts as distributor for shares of the Fund and purchases shares of the Fund at net asset value to fill orders as received from investment dealers. For the year ended October 31, 1995, the Distributor received net commissions of $65 from the sale of the Fund's shares.

  The Fund has adopted distribution plans related to the sale of Class A and Class B shares pursuant to which the Fund may incur distribution expenses in an amount not to exceed 0.25% and 0.75% per annum of the average daily net as-sets of Class A and Class B shares, respectively. Such expenses may include, but are not limited to, advertising, printing, and distribution of sales lit-erature, prospectuses and other materials, and payments to dealers and share-holders servicing agents including the Distributor. Under the distribution plans, the Distributor is permitted to carry forward expenses not reimbursed by the distribution fees to subsequent fiscal years for submission to the Fund for payment, subject to the continuation of the Plan. For the year ended

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
October 31, 1995, the Distributor has waived distribution fees of $12,132 and $0, respectively, for Class A and Class B shares. The Distributor has informed the Trust that, as of October 31, 1995, there were $58,702 in unreimbursed ex-penses for the Fund.

  Class B shares which are redeemed within six years of purchase are subject to a contingent deferred sales charge at rates ranging from 5% to 0%, charged as a percentage of the dollar amount subject thereto. There were no contingent de-ferred sales charges paid to the Distributor for the year ended October 31, 1995.

  Pursuant to an Administrative Services Agreement, effective September 15, 1995, the Fund pays to the Distributor a fee computed and paid monthly at an annual rate of 0.15% of the average daily net assets of the Fund. During the year ended October 31, 1995, the Distributor waived administration fees of $979.

--------------------------------------------------------------------------------
NOTE 5

  Purchases and sales of investment securities (excluding short-term instru-ments) for the year ended October 31, 1995 were as follows:

                           THE
                       TOCQUEVILLE
                          ASIA-
                         PACIFIC
                          FUND
                       -----------
      PURCHASES
      U.S. Government  $      --
      Other             4,467,026
                       ----------
                       $4,467,026
                       ----------
      SALES
      U.S. Government  $      --
      Other             3,726,505
                       ----------
                       $3,726,505
                       ----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 6

  Unrealized depreciation at October 31, 1995 based on cost of securities for Federal tax purposes is as follows:

                                         THE
                                     TOCQUEVILLE
                                        ASIA-
                                       PACIFIC
                                        FUND
                                     -----------
      Gross unrealized appreciation  $  369,439
      Gross unrealized depreciation    (414,401)
                                     ----------
      Net unrealized depreciation    $  (44,962)
                                     ----------
      Cost of investments            $4,754,471
                                     ----------

  At October 31, 1995, the Fund had tax basis capital losses of $347,699 avail-able to offset future gains through October 31, 2003.

                       THE TOCQUEVILLE ASIA-PACIFIC FUND


--------------------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT

To the Board of Trustees and Shareholders
 The Tocqueville Asia-Pacific Fund

We have audited the accompanying statement of assets and liabilities, including the investment portfolio, of The Tocqueville Asia-Pacific Fund series of The Tocqueville Trust, as of October 31, 1995, and the related statement of opera-tions for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the selected financial informa-tion for each of the three years in the period then ended. These financial statements and selected financial information are the responsibility of the Fund's management. Our responsibility is to express an opinion on these finan-cial statements and selected financial information based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and selected finan-cial information are free of material misstatement. An audit includes examin-ing, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995, by correspondence with the custodian. An audit also in-cludes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presenta-tion. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and selected financial information referred to above present fairly, in all material respects, the financial position of The Tocqueville Asia-Pacific Fund series of The Tocqueville Trust as of October 31, 1995, the results of its operation, the changes in its net assets, and the selected financial information for the periods indicated, in conformity with generally accepted accounting principles.

                                         /s/ McGladrey & Pullen, LLP

New York, New York
December 1, 1995

                              THE TOCQUEVILLE FUND
                       THE TOCQUEVILLE ASIA-PACIFIC FUND
                          THE TOCQUEVILLE EUROPE FUND
                      THE TOCQUEVILLE SMALL CAP VALUE FUND

                 Special Meeting of Shareholders, July 31, 1995


--------------------------------------------------------------------------------

  A Special Meeting of Shareholders of the Trust was held on July 31, 1995 at the offices of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Ave-nue, New York, New York. The purpose of the meeting was to elect six trustees of the Trust, to ratify McGladrey and Pullen, LLP as independent public accoun-tants for the Trust, to approve an amendment to the Declaration and Agreement of Trust to permit the Trustees to authorize, without shareholder approval, the issuance of separate and distinct classes of shares of each series of the Trust and to approve the elimination of some fundamental investment restrictions of the Trust requiring shareholder approval. At the meeting, the shareholders voted in favor of all of the resolutions presented to them. No other business was conducted at the Special Meeting of Shareholders.

  The results of the voting at the Special Meeting of Shareholders was as fol-lows:

   1. Ratification of an amendment to the Agreement and Declaration of Trust to permit the Trustees, without shareholder approval, to authorize The Tocqueville Trust to issue separate and distinct classes of shares of each series:

    THE TOCQUEVILLE FUND
      For: 1,465,660.45     Against: 4,474.39  Abstain: 5,053.03

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,433.12       Against: -0-       Abstain: 38.46

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 466,723.20       Against: -0-       Abstain: -0-

   2. Approval of the elimination of the Funds' fundamental investment re-striction concerning short sales:

    THE TOCQUEVILLE FUND
      For: 1,469,900.22     Against: 4,474.39  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 466,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

   3. Approval of the elimination of the Funds' fundamental investment re-striction concerning investment for control were as follows:

    THE TOCQUEVILLE FUND
      For: 1,471,351.92     Against: 3,022.69  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 466,723.20       Against: -0-       Abstain: -0-

   4. Approval of the elimination of the Funds' fundamental investment re-striction concerning securities of affiliates:

    THE TOCQUEVILLE FUND
      For: 1,464,396.14     Against: 9,978.47  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

   5. Approval of the elimination of the Funds' fundamental investment re-striction concerning securities of other investment companies:

    THE TOCQUEVILLE FUND
      For: 1,469,057.52     Against: 5,317.09  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

   6. Approval of the elimination of the Funds' fundamental investment re-striction concerning development programs:

    THE TOCQUEVILLE FUND
      For: 1,468,635.92     Against: 5,738.69  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

   7.Approval of the elimination of the Funds' fundamental investment re-striction concerning transactions involving puts, calls or options:

    THE TOCQUEVILLE FUND
      For: 1,464,689.65     Against: 9,684.96  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

   8.Approval of the elimination of the Funds' fundamental investment re-striction concerning investment in securities of issuers in operation for less than three years:

    THE TOCQUEVILLE FUND
      For: 1,460,800.07     Against: 13,574.54 Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

   9. Approval of the amendment of the Funds' fundamental investment re-stricting concerning the lending of money or securities:

    THE TOCQUEVILLE FUND
      For: 1,459,829.27     Against: 14,545.34 Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

  10. Approval of the amendment of the Funds' fundamental investment restric-tion concerning commodities:

    THE TOCQUEVILLE FUND
      For: 1,465,660.45     Against: 8,714.16  Abstain: 813.26

    THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

  11. Approval of the elimination of The Tocqueville Fund's and The Tocqueville Small Cap Value Fund's fundamental restriction concerning restricted and illiquid securities:

    THE TOCQUEVILLE FUND
      For: 1,464,490.27     Against: 9,884.34  Abstain: 813.26

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

  12.Approval of the elimination of The Tocqueville Fund's and The
     Tocqueville Small Cap Value Fund's fundamental restriction concerning the amount of allowable investment in foreign securities:

    THE TOCQUEVILLE FUND
      For: 1,470,321.45     Against: 4,053.16  Abstain: 813.26

    THE TOCQUEVILLE SMALL CAP VALUE FUND
      For: 446,723.20       Against: -0-       Abstain: -0-

--------------------------------------------------------------------------------

  13.Approval of the elimination of The Tocqueville Asia-Pacific Fund's and The Tocqueville Europe Fund's fundamental restriction concerning re-stricted and illiquid securities:

     THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

     THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

  14.Approval of the elimination of The Tocqueville Asia-Pacific Fund's and The Tocqueville Europe Fund's fundamental restriction concerning securi-ties of other investment companies were as follows:

     THE TOCQUEVILLE ASIA-PACIFIC FUND
      For: 299,471.58       Against: -0-       Abstain: -0-

     THE TOCQUEVILLE EUROPE FUND
      For: 250,116.87       Against: -0-       Abstain: -0-

  15. Approval of the elimination of The Tocqueville Asia-Pacific Fund's and The Tocqueville Europe Fund's fundamental restriction concerning war-rants were as follows:

      THE TOCQUEVILLE ASIA-PACIFIC FUND
       For: 299,471.58       Against: -0-       Abstain: -0-

    THE TOCQUEVILLE EUROPE FUND
      For: 249,193.87       Against: -0-       Abstain: 923.00

  16. Election of six (6) Trustees, for a term to expire until his or her successor is elected and has qualified:

                                        WITHHOLDING
                               FOR       AUTHORITY
                               ---      -----------
     Francois Sicart       2,471,499.52       -0-
     Bernard Combemale     2,471,499.52       -0-
     James Flaherty        2,466,639.14  4,860.38
     Inge Heckel           2,466,639.14  4,860.38
     Robert Kleinschmidt   2,471,499.52       -0-
     Francois Letaconnoux  2,471,499.52       -0-

  17. Ratification of the selection of McGladrey & Pullen, LLP, as indepen-dent public accountants for the Trust for the fiscal year ended October 31, 1995.

      For: 2,471,102.02     Against: -0-       Abstain: 397.50

                               INVESTMENT ADVISOR
                       Tocqueville Asset Management L.P.
                                 1675 Broadway
                            New York, New York 10019
                           Telephone: (212) 698-0800
                           Telecopier: (212) 262-0154

                                  DISTRIBUTOR
                          Tocqueville Securities L.P.
                                 1675 Broadway
                            New York, New York 10019
                           Telephone: (800) 697-3863
                           Telecopier: (212) 262-0154

                            SHAREHOLDERS' SERVICING,
                          CUSTODIAN AND TRANSFER AGENT
                      State Street Bank and Trust Company
                                 P.O. Box 8507
                        Boston, Massachusetts 02266-8507
                              Telephone Toll Free
                                 (800) 626-9402

                               BOARD OF TRUSTEES
                          Francois Sicart -- Chairman
                              Bernard F. Combemale
                               James B. Flaherty
                                  Inge Heckel
                             Robert W. Kleinschmidt
                              Francois Letaconnoux


                                      LOGO

                                The Tocqueville
                               Asia-Pacific Fund

                                  a series of
                             The Tocqueville Trust


                                 Annual Report

                                October 31, 1995